Exhibit 1.1

National Rural Utilities
Cooperative Finance Corporation

$350,000,000 1.650% Collateral Trust Bonds due June 15, 2031

Underwriting Agreement

February 1, 2021

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

EX-NC-WSTC

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

Ladies and Gentlemen:

National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (the “Company”), proposes to issue $350,000,000 principal amount of its 1.650% Collateral Trust Bonds due June 15, 2031 (the “Bonds”) to be issued under and secured by an Indenture dated as of October 25, 2007, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Such Indenture, as amended by any supplemental indenture, is hereinafter called the “Indenture”. Certain terms used but not defined herein are defined in the Indenture. The Bonds are more fully described in the Registration Statement and in the Prospectus hereinafter mentioned. The Bonds will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

You have advised us (i) that you and any other firms and corporations named in Schedule I attached hereto (you and such firms and corporations being hereinafter called the “Underwriters”, which term shall also include any underwriter substituted as provided in Section 14 hereof), acting severally and not jointly, are willing to purchase, on the terms and conditions hereinafter set forth, the principal amount of the Bonds specified in such Schedule I and (ii) that you are authorized, on behalf of yourselves and the other Underwriters, to enter into this Agreement.

1. Certain Representations and Warranties by the Company. As of the Applicable Time, as of the date hereof and as of the Closing Date, the Company represents and warrants to each Underwriter as follows:

(a) Registration Statement and Prospectus. The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (No. 333-249702), as defined in Rule 405 under the Securities Act, on Form S-3, including a basic prospectus (the “Basic Prospectus”), for registration under the Securities Act of the offering and sale of the Bonds. Such registration statement, including any amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), became effective upon filing. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. The Company may have filed with the Commission, as part of an amendment to the registration statement or pursuant to Rule 424(b) under the Securities Act, one or more preliminary prospectus supplements, each of which has previously been furnished to you (the preliminary prospectus supplement to the Basic Prospectus relating to the Bonds used immediately prior to the filing of the Prospectus (as defined below), together with the Basic Prospectus, the “Preliminary Prospectus”). The Company will file with the Commission the prospectus relating to the Bonds in accordance with Rule 424(b) under the Securities Act (the prospectus supplement to the Basic Prospectus relating to the Bonds that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus, the “Prospectus”). As filed, the Prospectus shall contain all information required by the Securities Act and the rules promulgated thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time. A term sheet, containing a description of the terms of the Bonds, substantially in the form of the Collateral Trust Bond Term Sheet set forth on Schedule II attached hereto and approved by you (the “Pricing Term Sheet”), has been prepared and will be filed pursuant to Rule 433(d) under the Securities Act, and all other material, if any, required to be filed by the Company pursuant to Rule 433(d) in connection with the offer and sale of the Bonds has been or will be so filed, in each case within the time period required under such Rule. The Company will not file any other amendment of such registration statement or prospectus or any supplement to such prospectus on or after the Applicable Time and prior to the date and time of delivery of and payment for the Bonds referred to in Section 3 hereof (the “Closing Date”), except with your approval. Such registration statement, including any amendments thereto, the financial statements and exhibits and any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430B or Rule 430C under the Securities Act to be included in the registration statement at the time it became effective, is hereinafter called the “Registration Statement”. Any reference in this Agreement to the Prospectus as amended or supplemented (including any preliminary prospectus supplement relating to the Bonds) shall include, without limitation, any prospectus or prospectus supplement filed with the Commission pursuant to Rule 424 under the Securities Act which amends or supplements the Prospectus.

All references in this Agreement to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed as of the relevant time and date to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3; all references in this Agreement to financial statements and schedules and other information that is “contained”, “included”, “stated” or “set forth” (and all other references of like import) in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference from time to time in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference; provided, that any statement in a document incorporated or deemed to be incorporated in the Registration Statement or the Prospectus shall be deemed not to be contained in the Registration Statement or the Prospectus if such statement has been modified or superseded by any statement in the Registration Statement or the Prospectus when such documents became effective or were filed with the Commission, or in the Preliminary Prospectus at the Applicable Time (as defined below).

(b) Accuracy of Registration Statement and Prospectuses. The Preliminary Prospectus, together with the Pricing Term Sheet and any other Issuer Free Writing Prospectus listed on Schedule III hereto (collectively, the “Disclosure Package”), as of 3:55 P.M. (New York City time) on February 1, 2021 (the “Applicable Time”), did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; at all times at and subsequent to the Applicable Time up to and including the Closing Date, and when the Registration Statement and any post-effective amendment thereof became or shall become effective, the Registration Statement (and the Registration Statement as amended if any post-effective amendment thereof shall have become effective) complied and will comply in all material respects with the provisions of the Securities Act, the Exchange Act, the Trust Indenture Act (as hereinafter defined) and the rules and regulations thereunder and did not and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, at all times at and subsequent to the Applicable Time up to and including the Closing Date, the Prospectus (and the Prospectus as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) and the Disclosure Package complied and will fully comply with the provisions of the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations thereunder and did not and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this paragraph (b) shall apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) of the Trustee or (ii) statements in, or omissions from, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter through you for use in connection with the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 15 hereof.

(c) Issuer Free Writing Prospectuses. The Company has not made, and will not make (other than the Pricing Term Sheet and any other documents listed on Schedule IV (each, a “Permitted Free Writing Prospectus”) attached hereto), any offer relating to the Bonds that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such free writing prospectus or any Permitted Free Writing Prospectus, an “Issuer Free Writing Prospectus”) without the prior consent of the Representatives; the Company will comply with the requirements of Rule 433 under the Securities Act with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus did not and will not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, did not, when issued or filed pursuant to Rule 433 under the Securities Act, and will not through the Closing Date contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter through you for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 15 hereof.

(d) WKSI Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated reports filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Bonds in reliance on the exemption in Rule 163 and (iv) at the time of execution of this Agreement, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(e) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) with respect to the Bonds and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f) Accountant. The accountant who has certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement, Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Company as required by the Securities Act and rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(g) Due Incorporation. The Company has been duly incorporated and is now, and on the Closing Date will be, a validly existing cooperative association in good standing under the laws of the District of Columbia, duly qualified and in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires it to be qualified (or the failure to be so qualified will not have a material adverse effect upon the business or condition of the Company), and the Company has the corporate power and holds all valid permits and other required authorizations from governmental authorities necessary to carry on its business as now conducted and as to be conducted on the Closing Date and as contemplated by the Prospectus, except for those permits and other required authorizations for which the failure to hold would not have a material adverse effect on the condition, financial or other, or the results of operations of the Company or on the power or ability of the Company to perform its obligations under this Agreement or the Indenture.

(h) Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, and except as set forth therein, there has not been any material adverse change in the financial condition or the results of operations of the Company, whether or not arising from transactions in the ordinary course of business.

(i) Litigation. On the date hereof, except as set forth in the Disclosure Package and the Prospectus, the Company does not have any legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened which in the opinion of counsel for the Company referred to in Section 13(c) hereof could reasonably be expected to result in a judgment or decree having a material adverse effect on the condition, financial or other, or the results of operations of the Company or on the power or ability of the Company to perform its obligations under this Agreement or the Indenture.

(j) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) Legality. The Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act, and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law). The Indenture conforms in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus. On the Closing Date, the Bonds will be duly and validly authorized, and when issued, authenticated and paid for in accordance with the terms of this Agreement and the Indenture, will be valid and binding obligations of the Company, enforceable in accordance with their terms, (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture, and no further authorization, consent or approval of the members and no further authorization or approval of the Board of Directors of the Company or any committee thereof will be required for the issuance and sale of the Bonds as contemplated herein. The Bonds will conform in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus.

(l) No Conflicts. Neither the issuance or sale of the Bonds nor the consummation of any other of the transactions herein contemplated will result in a violation of the District of Columbia General Cooperative Association Act of 2010 or the Articles of Incorporation or Bylaws of the Company or any provision of applicable law or any order, rule, or regulation of any court having jurisdiction over the Company or any of its properties or result in a breach by the Company of any terms of, or constitute a default under, any other agreement or undertaking of the Company.

(m) No Consents. No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, the Indenture or the Bonds, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Bonds.

(n) Security. The Indenture is effective to create in favor of the Trustee a security interest in the Mortgage Notes pledged pursuant thereto and the identifiable cash proceeds thereof and any other property, including cash and Permitted Investments, pledged pursuant to the Indenture. Such security interest is perfected with respect to such pledged Mortgage Notes in the Trustee’s possession in New York, and with respect to such cash proceeds of such Mortgage Notes and any other property pledged pursuant to the Indenture, and has priority over any other security interest in such Mortgage Notes and such cash proceeds thereof and such other property created under the UCC, subject only to the exceptions permitted by the Indenture.

(o) No Stop Order. The Commission has not issued and, to the best knowledge of the Company, is not threatening to issue any order preventing or suspending the use of the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto).

(p) Regulation. The Company is not required, and upon the issuance and sale of the Bonds as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(q) Compliance with the Exchange Act. The documents incorporated by reference in the Basic Prospectus, and any amendment or supplement thereto, as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(r) Compliance with the Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and (ii) the applicable regulations of the New York Stock Exchange.

(s) Internal Controls. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that comply with applicable securities laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the most recent management report on the effectiveness of the Company’s internal controls over financial reporting, (i) the Company has not identified any material weakness in the Company’s internal controls over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal controls over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal controls over financial reporting.

2. Agreement to Purchase. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you and any other Underwriters, severally and not jointly, and you and such other Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price of 99.123% of the principal amount of the Bonds set forth opposite the names of the Underwriters in Schedule I hereto.

3. Closing. Delivery of and payment for the Bonds shall be made at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, 52nd Floor, New York, New York 10166 at 9:00 a.m., New York City time, on February 8, 2021 or such later date (not later than February 15, 2021) or location as you, as the Representatives of the Underwriters, shall designate, which date and time may be postponed by agreement between you, as the Representatives, and the Company or as provided in Section 14 hereof. Delivery of the Bonds shall be made to you, for the respective accounts of the several Underwriters, against payment by the several Underwriters through you of the purchase price thereof, to or upon the order of the Company by certified or official bank check or checks payable, or wire transfers, in immediately available funds. The Bonds shall be delivered in definitive global form through the facilities of The Depository Trust Company (“DTC”).

4. Prospectuses. The Company has caused to be delivered to you, as the Representatives of the Underwriters, written or electronic copies of the Prospectus and the Disclosure Package and has consented to the use of such copies for the purposes permitted by the Securities Act. The Company agrees to deliver to you, as the Representatives of the Underwriters, without charge, from time to time during such period as in the opinion of Hunton Andrews Kurth LLP, counsel for the Underwriters, the Prospectus as required by law to be delivered in connection with sales by an Underwriter or dealer, as many copies of the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (and, in the event of any amendments or supplements thereto, such amended or supplemented Preliminary Prospectus, Prospectus or Issuer Free Writing Prospectus) as you, as the Representatives of the Underwriters, may reasonably request. If, at any time during the period in which the Company is (or but for the exemption in Rule 172 would be) required to deliver copies of a prospectus, as provided in this Section 4, any event known to the Company relating to or affecting the Company shall occur which should be set forth in an amendment of or supplement to the Disclosure Package or the Prospectus in order to make the statements in the Disclosure Package or the Prospectus not misleading in the light of the circumstances at the time it is delivered to the purchaser, or it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with law or with the rules and regulations of the Commission, the Company, at its expense, will promptly prepare and furnish to you for distribution to the Underwriters and dealers a reasonable number of copies of an amendment or amendments of or a supplement or supplements to the Disclosure Package or the Prospectus which will so amend or supplement the Disclosure Package or the Prospectus that, as amended or supplemented, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the Disclosure Package or the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, and will comply with law and with such rules and regulations. The Company authorizes the Underwriters and all dealers effecting sales of the Bonds to use the Disclosure Package and the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Bonds in accordance with applicable provisions of the Securities Act and the applicable rules and regulations thereunder for the period during which the Company is required to deliver copies of the Prospectus as provided in this Section 4.

5. Commission Proceedings as to Registration Statement. The Company agrees to advise you promptly, as the Representatives of the Underwriters, and to confirm such advice in writing (a) when any post-effective amendment of the Registration Statement shall have become effective and when any further amendment of or supplement to the Disclosure Package, Prospectus shall be filed with the Commission, (b) of any request by the Commission for any amendment of the Registration Statement, Disclosure Package or the Prospectus or for additional information and (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose. The Company will use every reasonable effort to prevent the issuance of such a stop order and, if any such order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

6. Blue Sky. The Company will diligently endeavor, when and as requested by you, to qualify the Bonds, or such portion thereof as you may request, for offering and sale under the securities or blue sky laws of any jurisdictions which you shall designate.

7. Earnings Statement. The Company agrees to make generally available to its securityholders, in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder, an earnings statement of the Company (which need not be audited) in reasonable detail and covering a period of at least 12 months beginning after the effective date of the Registration Statement.

8. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Bonds or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Bonds, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the foregoing matters in this Section 8.

9. Clearance and Settlement. The Company will cooperate with the Underwriters to permit the Bonds to be eligible for clearance and settlement through DTC.

10. Expenses. The Company agrees to pay all fees and expenses in connection with (a) the preparation, printing and filing of the Registration Statement (including all exhibits to the Registration Statement), the Basic Prospectus, the Preliminary Prospectus, the Prospectus, and any amendments thereof and supplements thereto, including any Issuer Free Writing Prospectus, and the furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (b) the issuance of the Bonds, (c) the required Commission filing fees relating to the Bonds, (d) the rating of the Bonds by rating agencies, (e) the delivery of the Bonds to you in New York City for the respective accounts of the several Underwriters, (f) the qualifying of the Bonds as provided in Section 6 hereof and the determination of the eligibility of the Bonds for investment under the laws of such jurisdictions as you may designate (including fees and disbursements of counsel for the Underwriters in connection therewith of not more than $10,000), (g) the fees and disbursements of the accountants required to provide the letters identified in Section 13(d), (h) the fees and disbursements of the Company’s counsel and other advisors, (i) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, (j) the fee of the Financial Industry Regulatory Authority, Inc. in connection with its review of the offering contemplated by this Agreement, if applicable, (k) any fees of a book-entry depositary, listing agent, paying agent or transfer agent and (l) the cost of qualifying the Bonds with the Depository Trust Company.

11. Reserved.

12. Indemnities.

(a) By the Company. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, and each person who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse the Underwriters and such controlling persons, as incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), any preliminary prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus, if used within the period during which the Underwriters are authorized to use the Prospectus, any preliminary prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as provided in Section 4 hereof, or the omission or alleged omission to state therein (if so used) a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 12(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated in Section 15 for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, any preliminary prospectus, the Disclosure Package, or the Pricing Term Sheet. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(b) By the Underwriters. Each Underwriter severally and not jointly agrees, in the manner and to the same extent as set forth in Section 12(a) hereof, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, the directors of the Company and those officers of the Company who shall have signed the Registration Statement, with respect to any statement in or omission from the Registration Statement or in any amendment thereof or supplement thereto, the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), any preliminary prospectus, the Disclosure Package or the Pricing Term Sheet, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated in Section 15 for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or the Pricing Term Sheet. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

(c) General. Each indemnified party will, within 10 days after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this Section 12, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party on account of the indemnity agreement contained in this Section 12 or otherwise. Except as provided in the next succeeding sentence, in case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice in writing from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) such indemnified party shall have been advised by such counsel that there are material legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

(d) Contribution. If the indemnification provided for in this Section 12 shall for any reason be unavailable to an indemnified party under Section 12(a) or 12(b) hereof in respect of any loss, claim, damage or liability or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Bonds (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 12(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 12(d) shall be deemed to include, for purposes of this Section 12(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 12(d) are several in proportion to their respective underwriting obligations and not joint.

(e) Survival of Indemnities. The respective indemnity and contribution agreements of the Company and the Underwriters contained in this Section 12, and the representations and warranties of the Company set forth in Section 1 hereof, shall remain operative and in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any Underwriter or any such controlling person or the Company or any such controlling person, director or officer, and shall survive the delivery of the Bonds, and any successor of any Underwriter or of any such controlling person or of the Company, and any legal representative of any such controlling person, director or officer, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

13. Conditions to Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of and compliance with the representations and warranties of the Company contained in Section 1 hereof, as of the date hereof and as of the Closing Date, and to the following further conditions:

(a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement or qualification of the Indenture shall be in effect on the Closing Date, and no proceedings for the issuance of such an order shall be pending or, to the knowledge of the Company or you, threatened by the Commission on the Closing Date.

(b) Opinion of Counsel for the Underwriters. You, as the Representatives of the Underwriters, shall have received from Hunton Andrews Kurth LLP an opinion and letter, each dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Bonds, the form of the Registration Statement, the Prospectus (other than the financial statements and other information of a statistical, accounting or financial nature included therein), the Disclosure Package as of the Applicable Time and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c) Opinions of Counsel for the Company. The Company shall have furnished to you, as the Representatives of the Underwriters, on the Closing Date, addressed to the Underwriters and dated the Closing Date, (i) the opinion and letter of Hogan Lovells US LLP, counsel for the Company, which opinion and letter shall be satisfactory in form and scope to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto and (ii) the opinion of Roberta B. Aronson, Esq., General Counsel of the Company, which opinion shall be satisfactory in form and scope to counsel for the Underwriters substantially to the effect set forth in Exhibit B hereto.

(d) Accountant’s Letters. On each of the date hereof and the Closing Date, KPMG LLP shall have furnished to the Representatives separate letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the date hereof and the Closing Date, in form and substance satisfactory to the Representatives, confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i) in its opinion the audited consolidated financial statements included or incorporated by reference into the Registration Statement and the Prospectus and reported on by it comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;

(ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the members and directors of the Company and the audit and executive committees thereof and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited consolidated financial statements included in or incorporated in the Prospectus, nothing came to its attention which caused it to believe that: (1) the unaudited consolidated financial statements of the most recent completed fiscal quarter included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to the financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Registration Statement and the Prospectus; or (2) with respect to the period subsequent to the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement and the Prospectus, there were, at a specified date not more than three business days prior to the date of the letter, any change in members’ capital reserve, increase in long-term debt in excess of 2%, decrease in total assets in excess of 2%, any decreases in total equity, net interest income or net income of the Company, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii) it has performed certain other specified procedures as a result of which it determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including certain information included in the Company’s Annual Report on Form 10-K and in the Company’s Quarterly Reports on Form 10-Q incorporated in the Registration Statement and Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation. References to the Prospectus in this paragraph (d) include any supplement thereto at the date of the letter.

(e) Officer’s Certificate. You shall have received, on the Closing Date, a certificate of the Company dated the Closing Date, signed on its behalf by the President, the Chief Executive Officer or a Vice President of the Company, to the effect that the signer of such certificate has examined the Registration Statement and the Prospectus and that (i) in such person’s opinion, as of the effective date of the Registration Statement or any amendment thereto, the Registration Statement did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, as of the Applicable Time, the Disclosure Package did not contain an untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus as of its date and as of the Closing Date did not contain an untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the representations and warranties of the Company herein are true and correct as of the Closing Date, (iii) the Pledged Property consists solely of Mortgage Notes, cash and/or Permitted Investments or, if such is not the case, a description of the other collateral included in the Pledged Property and (iv) the Company has complied with and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(f) (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, exclusive of any amendment or supplement thereto after the date hereof, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package or the Prospectus; (ii) since such date there shall not have been any change in the members’ equity or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, member’s equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package or the Prospectus, the effect of which, in any such case described in clauses (i) or (ii), is, in your reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated in the Disclosure Package and the Prospectus or (iii) on or after the date hereof: (a) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act or (b) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(g) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities of the Company or generally on The New York Stock Exchange, (ii) a banking moratorium on commercial banking activities in New York declared by Federal or state authorities, (iii) any outbreak of hostilities involving the United States, any escalation of hostilities involving the United States, any attack on the United States or any act of terrorism in which the United States is involved, (iv) any major disruption in the settlement of securities in the United States or any other relevant jurisdiction or a declaration of a national emergency or war by the United States or (v) such a material adverse change in general economic, political or financial conditions domestically or internationally (or the effect of international conditions on the financial markets in the United States or the effect of conditions in the United States on international financial markets shall be such) the effect of which, in any such case described in clauses (iii) or (iv), is, in your reasonable judgment, to make it impracticable or inadvisable to proceed with the public offering or delivery of the Bonds on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(h) Miscellaneous. The Company shall have taken, on or prior to the Closing Date, all other action, if any, which it is stated in the Registration Statement (or any post-effective amendment thereof), the Prospectus (as amended or supplemented, if so amended or supplemented) or the Disclosure Package that the Company will take prior to or concurrently with the issuance and delivery of the Bonds, and all agreements herein contained to be performed on the part of the Company on or prior to the Closing Date shall have been so performed.

(i) Other Documents. The Company shall have furnished to you and to Hunton Andrews Kurth LLP such further certificates and documents as you or they may have reasonably requested prior to the Closing Date.

If any of the conditions specified in this Section 13 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by you, as the Representatives of the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telegraph, telephone or telex confirmed in writing.

14. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse on the Closing Date to purchase and pay for the Bonds which it or they have agreed to purchase hereunder, then (a) if the aggregate principal amount of the Bonds which the defaulting Underwriter or Underwriters so agreed to purchase shall not exceed 10%, the nondefaulting Underwriters shall be obligated to purchase the Bonds from the Company, in proportion to their respective obligations hereunder and upon the terms herein set forth or (b) if the aggregate principal amount of the Bonds which the defaulting Underwriter or Underwriters so agreed to purchase shall exceed 10%, either you, as the Representatives of the Underwriters, or the Company shall have the right at any time prior to 9:30 a.m., New York City time, on the next business day after the Closing Date to procure one or more of the other Underwriters, or any others, to purchase such Bonds from the Company, in such amounts as may be agreed upon and upon the terms herein set forth. If within such specified time neither you, as the Representatives, nor the Company shall have procured such other Underwriters or any others to purchase the Bonds agreed to be purchased by the defaulting Underwriter or Underwriters, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or of the Company. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 14, the Closing Date may be postponed for such period, not exceeding seven days, as you, as the Representatives, shall determine in order that any required changes in the Registration Statement, the Prospectus or the Disclosure Package or in any other documents or arrangements may be effected. Any action taken or termination of this Agreement under this Section 14 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

15. Information Furnished by Underwriters. The Company acknowledges that (i) the table of underwriters and their respective participation in the sale of the Bonds, (ii) the first paragraph under the table of underwriters related to offering price, concessions and reallowances and (iii) the fourth paragraph under the table of underwriters related to stabilization, syndicate covering transactions and penalty bids under the heading “Underwriting” in the prospectus supplement portion of the Prospectus, and the last paragraph under the heading “Plan of Distribution” in the Basic Prospectus, constitute the only information furnished in writing by you, on behalf of the Underwriters, for inclusion therein, and you, as the Representatives of the Underwriters, confirm that such statements are correct.

16. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Bonds that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

17. Termination. This Agreement shall be subject to termination by you, by notice given to the Company prior to delivery of and payment for the Bonds, if prior to such time any of the events described in Sections 13(f) or 13(g) occurs.

18. Miscellaneous.

(a) Except as otherwise expressly provided in this Agreement, (i) whenever notice is required by all the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed to the Company at its office, 20701 Cooperative Way, Dulles, Virginia 20166, attention of the Chief Executive Officer and (ii) whenever notice is required by the provisions of this Agreement to be given to you, as the Representatives of the Underwriters or of any of them, such notice shall be in writing addressed to the offices of MUFG Securities Americas Inc., at 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, Fax: (646) 434-3455; RBC Capital Markets, LLC, at Brookfield Place, 200 Vesey Street, New York, New York 10281, Attention: DCM Transaction Management, Fax: (212) 428-6308; Scotia Capital (USA) Inc., at 250 Vesey Street, New York, New York 10281, Attention: Debt Capital Markets, Email: US.Legal@scotiabank.com; and U.S. Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, EX-NC-WSTC, Charlotte, North Carolina 28202, Attention: High Grade Syndicate, Fax: (704) 335-2393.

(b) The Company agrees to furnish to you and to Hunton Andrews Kurth LLP, without charge, a signed copy of the Registration Statement and each amendment thereof, including all financial statements and all exhibits thereto (except such financial statements and exhibits as are incorporated therein by reference and which shall have been previously furnished to you), and to furnish to each of the other Underwriters, without charge, a copy of the Registration Statement and each amendment thereof, including all financial statements (except such financial statements as are incorporated therein by reference) but without exhibits.

(c) This Agreement is made solely for the benefit of the several Underwriters and the Company and their respective successors and assigns, and, to the extent provided in Section 12 hereof, any controlling person referred to in such Section 12 and the directors of the Company and those officers of the Company who shall have signed the Registration Statement, and their respective legal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor” or the term “successors and assigns” as used in this Agreement shall not include any purchaser, as such purchaser, from any of the Underwriters of the Bonds.

(d) If this Agreement shall be canceled or terminated by the Underwriters on any of the grounds referred to or specified in Section 13 hereof or because of any failure or refusal on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters severally for all their out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the subject matter of this Agreement.

(e) The term “business day” as used in this Agreement shall mean any day on which The New York Stock Exchange LLC is open for trading.

(f) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

(g) Section headings have been inserted in this Agreement as a matter of convenience of reference only and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

(h) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof.

The words “execution,” “executed,” “signed,” signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(i) Recognition of the U.S. Special Resolution Regimes.

          (i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

          (ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

          (iii) For purpose of this Section 18(i), (A) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) the term “U.S Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Please confirm that you are acting on behalf of yourselves and the other several Underwriters and that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours, NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

by	/s/ J. Andrew Don
	Name:	J. Andrew Don
	Title:	Senior Vice President and Chief Financial Officer

Acting on behalf of ourselves and the other several Underwriters named in Schedule I attached hereto, we hereby confirm as of the date hereof that this letter correctly sets forth the agreement between the Company and the several Underwriters:

MUFG Securities Americas Inc.RBC Capital Markets, LLC

by	/s/ Richard Testa
	Name:	Richard Testa
	Title:	Managing Director

RBC Capital Markets, LLC

by	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

SCOTIA CAPITAL (USA) INC.

by	/s/ Elsa Wang
	Name:	Elsa Wang
	Title:	Managing Director & Head

U.S. Bancorp Investments, Inc.

by	/s/ Vanessa L. Clark
	Name:	Vanessa L. Clark
	Title:	Vice President

SCHEDULE I

Underwriting Agreement dated February 1, 2021

NATIONAL RURAL UTILITIES

COOPERATIVE FINANCE CORPORATION

Underwriter	$350,000,000 Principal Amount of 1.650% Collateral Trust Bonds due 2031 to be Purchased
MUFG Securities Americas Inc.	$85,750,000
RBC Capital Markets, LLC	$85,750,000
Scotia Capital (USA) Inc.	$85,750,000
U.S. Bancorp Investments, Inc.	$85,750,000
Regions Securities LLC	$7,000,000
Total	$350,000,000

SCHEDULE II

Underwriting Agreement dated February 1, 2021

NATIONAL RURAL UTILITIES

COOPERATIVE FINANCE CORPORATION

FORM OF COLLATERAL TRUST BOND TERM SHEET

Issuer:	National Rural Utilities Cooperative Finance Corporation

Expected Ratings:*	Intentionally Omitted

Principal Amount:	$350,000,000

Security Type:	Collateral Trust Bonds

Legal Format:	SEC Registered

Pricing Date:	February 1, 2021

Settlement Date:	February 8, 2021 (T+5)

Maturity Date:	June 15, 2031

Coupon:	1.650%

Price to Public:	99.773%

Benchmark Treasury:	0.875% due November 15, 2030

Benchmark Treasury Yield:	1.074%

Spread to Benchmark Treasury:	+60 basis points

Yield to Maturity:	1.674%

Interest Payment Dates:	Semi-annually on June 15 and December 15, commencing June 15, 2021

Optional Redemption:	The issuer may redeem the bonds at any time, prior to March 15, 2031, in whole or in part, at a “make-whole” redemption price equal to the greater of (1) 100% of the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the bonds being redeemed that would be due if such bonds matured on March 15, 2031, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 10 basis points for the bonds plus in each case of (1) and (2) above, accrued interest to, but excluding, the redemption date.

At any time on or after March 15, 2031, the issuer may redeem the bonds at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the bonds then outstanding to be redeemed, plus accrued and unpaid interest on the bonds being redeemed to, but excluding, the redemption date.

Denominations:	$2,000 x $1,000

CUSIP / ISIN:	637432 NX9 / US637432NX94

Joint Book-Running Managers:	MUFG Securities Americas Inc. RBC Capital Markets, LLC Scotia Capital (USA) Inc. U.S. Bancorp Investments, Inc.

Senior Co-Manager:	Regions Securities LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Concurrently with this offering, we are also offering $500,000,000 aggregate principal amount of Medium-Term Notes, Series D (the “Medium-Term Notes”), pursuant to a separate prospectus supplement and pricing supplement. Although we expect that the sales of the bonds and the Medium-Term Notes will take place concurrently, the sales are not conditioned upon each other, and we may consummate the sale of one issue and not the other, or consummate the sales at different times.

It is expected that delivery of the bonds will be made against payment therefor on or about February 8, 2021 which is the fifth trading day following the date hereof (such settlement cycle being referred to as T+5). Purchasers of bonds should note that the ability to settle secondary market trades of the bonds effected on the date of pricing or the next two business days may be affected by the T+5 settlement. Accordingly, purchasers who wish to trade the bonds on the date of pricing or the next two business days will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own legal advisors.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from MUFG Securities Americas Inc. by calling toll-free at 1-877-649-6848, RBC Capital Markets, LLC by calling toll-free at 1-866-375-6829, Scotia Capital (USA) Inc. by calling toll-free at 1-800-372-3930 or U.S. Bancorp Investments, Inc. by calling toll-free at 1-877-558-2607.

SCHEDULE III

•	Pricing Term Sheet as per Schedule II

SCHEDULE IV

•	None

Exhibit A-1

Matters to be Addressed in the Opinion of Hogan Lovells US LLP

Counsel of the Company to be delivered on the Closing Date

(a)              The Company is validly existing as a cooperative association and in good standing as of the date of the Good Standing Certificate under the Cooperative Association Act. The Company has the power as a cooperative association to own and operate its current properties and to conduct its business as described in the Disclosure Package and Prospectus.

(b)              No approval or consent of, or registration or filing with, any federal governmental agency or any New York governmental agency (including, without limitation, the Rural Utilities Service) or regulatory authority having jurisdiction over the Company or any of its properties or assets is required to be obtained or made by the Company under any Applicable State Law or Applicable Federal Law in connection with the execution and delivery and consummation (including the issuance, sale and delivery of the Securities) by the Company of the Agreement or in connection with the performance on the date hereof by the Company of the Indenture (other than, without limiting the opinions set forth in paragraph (d) hereof, any approvals, consents, registrations or filings necessary to perfect the liens and security interests created under the Indenture).

(c)              The Indenture (i) has been duly authorized, executed and delivered by the Company, (ii) has been duly qualified under the TIA, and (iii) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d)             The Indenture is effective to create in favor of the Trustee a security interest in the Mortgage Notes, the identifiable cash proceeds thereof, the Money, and the Permitted Investments, in each case pledged pursuant to the Indenture. Such security interest is perfected with respect to such Mortgage Notes in the Trustee’s possession in New York, and with respect to such cash proceeds of such Mortgage Notes, and has priority over any other security interest in such Mortgage Notes and such cash proceeds thereof created under the UCC (other than such other security interests permitted by the Indenture). Such security interest is perfected with respect to the Money in the Trustee’s possession in New York. By virtue of the filing of the Financing Statement with the Registered Organization Filing Office, such security interest in the Permitted Investments has been perfected.

(e)              The Securities have been duly authorized and executed by the Company. The Securities, when authenticated, issued and delivered in the manner provided for in the Indenture and the Agreement, against payment therefor in accordance with the Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms.

(f)               The Agreement has been duly authorized, executed and delivered by the Company.

(g)             The execution, delivery and performance on the date hereof (including the consummation of the transactions contemplated therein) by the Company of each of the Agreement and the Securities, and the performance on the date hereof of the Indenture, do not (i) require any approval of its members, (ii) violate the Cooperative Association Act or the Company Charter or Company Bylaws, (iii) constitute a violation by the Company of any provision of Applicable Federal Law or any provision of Applicable State Law, (iv) violate any of the Company Orders or (v) breach or constitute a default under any of the Company Contracts (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).

(h)              The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus under the captions “Description of the Bonds” and “Description of the Collateral Trust Bonds”.

(i)               The information contained in the Disclosure Package and the Prospectus under the captions “Description of the Bonds” and “Description of the Collateral Trust Bonds”, to the extent that such information constitutes descriptions of certain provisions of the documents referred to therein, has been reviewed by us and is accurate in all material respects; and the information contained in the Disclosure Package under the caption “Certain Material U.S. Federal Tax Considerations” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

Exhibit A-1-1

(j)               Based solely upon our review of the information regarding the Company provided through the EDGAR System on the website of the Securities and Exchange Commission (the “Commission”), the Registration Statement became effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission.

(k)              The Registration Statement, at the time it became effective, and the Prospectus, as of the date thereof (except for the financial statements and supporting schedules included therein and the Statement of Eligibility on Form T-1 of the Trustee, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act, the TIA and the applicable rules and regulations thereunder.

(l)               The Incorporated Documents (other than the financial statements and schedules and financial information and data included therein or omitted therefrom, as to which we express no opinion), at the time they were filed with the Commission, complied when so filed as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

(m)             The Company is not an ‘investment company’ within the meaning of the Investment Company Act.

(n)              The Company is not subject to regulation as a ‘public utility’ within the meaning of the Federal Power Act.

Exhibit A-1-2

Exhibit A-2

Matters to be Addressed in the Negative Assurance Letter of Hogan Lovells US LLP

Counsel of the Company to be delivered on the Closing Date

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(i)                 the Registration Statement, as of the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)                the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)               the Pricing Disclosure Package, as of 3:55 P.M. (New York City time) on February 1, 2021, (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv)               there are any legal or governmental proceedings currently pending or threatened against the Company that are required to be disclosed in the Registration Statement, the Pricing Disclosure Package, or the Prospectus, other than those disclosed therein; or

(v)                there are any currently effective contracts or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package, or the Prospectus that are not described or referred to therein;

provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data derived from such financial statements and schedules or assessments of or reports on the effectiveness of internal control over financial reporting contained or incorporated in or omitted from the Registration Statement, the Pricing Disclosure Package, or the Prospectus.

Exhibit A-2-1

Exhibit B

Matters to be Addressed in the Opinion of Roberta B. Aronson, Esq.,

Senior Vice President and General Counsel of the Company

to be delivered on the Closing Date

(a)                The Company has been duly incorporated and is validly existing as a cooperative association and in good standing as of the date of the certificate specified in paragraph 8 of Schedule 1 under the laws of the District of Columbia. The Company has the power as a cooperative association to own and operate its current properties and to conduct its business as described in the Prospectus and to enter into the Underwriting Agreement.

(b)                The issuance and sale of the Securities pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company; and no approval or consent of, or registration or filing with, any District of Columbia governmental agency or regulatory authority having jurisdiction over the Company or any of its properties or assets under any Applicable State Law is required to be obtained or made by the Company in connection with the execution and delivery of the Underwriting Agreement by the Company.

(c)                 No authorization, consent, order or approval of, or filing or registration with, or exemption by, any government or public body or authority of the District of Columbia or any department or subdivision thereof is required for the validity of the Securities or for the issuance, sale and delivery of the Securities by the Company pursuant to the Underwriting Agreement or for the execution and delivery of the Underwriting Agreement by the Company.

(d)                The Indenture has been duly authorized by the Company.

(e)                The execution, delivery and performance by the Company of the Underwriting Agreement and Indenture (including the consummation of the transactions contemplated therein and compliance with the terms and provisions therein) do not (i) violate the Cooperative Association Act or the Articles of Incorporation or Bylaws of the Company or (ii) breach or constitute a default under any indenture, deed of trust, note, note agreement or other agreement or contract known to me, after due inquiry, to which the Company is a party or by which the Company or any of its properties is bound or affected.

(f)                 There is no tax law of the District of Columbia applicable to the execution of the Indenture.

Exhibit B-1